Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE: June 8, 2009

FOR INFORMATION: Therese Clay, XO Marketing, (801)272-8686,

therese@xomktg.com

OTIX GLOBAL, INC. TO BECOME PARENT COMPANY

OF SONIC INNOVATIONS, INC.

Company name change approved at annual shareholder meeting

SALT LAKE CITY—Sonic Innovations’ (NASDAQ: SNCI) shareholders overwhelmingly approved the renaming of Sonic Innovations, Inc. to Otix Global, Inc. (NASDAQ: OTIX) at the company’s annual shareholder meeting May 7, 2009. The company has filed the appropriate paperwork, with the name and ticker symbol change scheduled to take effect on June 15, 2009.

“The move is designed to create a holding company that will allow the Sonic Innovations’ brand and Sonic’s other brands to operate independently from each other,” said Sonic Chairman and CEO Sam Westover. “Sonic Innovations will continue as a company and brand, developing and distributing leading hearing instruments and services, and Otix Global, Inc. will serve as the parent company of Sonic Innovations, Inc. and Sonic’s other legal entities.”

Westover assured that the company renaming will not have an impact on Sonic Innovations, Inc. stock issued prior to the name and ticker symbol change, which will remain under the Sonic name, but stock purchases made after June 15, 2009 will be issued under the name Otix Global, Inc. All stock will then be traded in the market under the OTIX ticker symbol on NASDAQ.

“Sonic Innovations has become much more than a developer and manufacturer of hearing instruments, and it is now necessary to create a distinction between the Sonic Innovations hearing instrument brand and the company’s various other brands. This move allows each entity to operate independently in the marketplace, which we believe will be beneficial to Sonic’s customers, end users and investors,” Westover said.

Westover also stressed that customers of Sonic Innovations will not see any change in the products or services they currently receive. “The Sonic brand will continue as it currently exists,” he said. “If you deal with Sonic Innovations now, you will continue to deal with Sonic Innovations in the future. Nothing will change.”

ABOUT SONIC INNOVATIONS:

Sonic Innovations is a global provider of superior hearing solutions. The company is passionate about quality, technology, and improving lives through enhanced hearing. Sonic Innovations is dedicated to the growth and success of their hearing-healthcare partners.

Sonic Innovations, headquartered in Salt Lake City, Utah, has international offices and manufacturing centers across the globe. In conjunction with their distributor partners, Sonic Innovations has provided hearing care services and solutions in more than 25 countries. Sonic Innovations is listed on the NASDAQ Global Market System (SNCI) and can be found online at www.sonici.com.

Sonic Innovations’ partners have prescribed more than 1 million Sonic hearing instruments.

This press release may contain “forward-looking statements” as defined under securities laws. Actual results may differ materially and adversely from those described herein depending on a number of factors including, but not limited to, the following risks: we face aggressive competition in our business; acquisitions could be difficult to integrate and disrupt our current business and therefore may harm our operating results; we may not launch more product lines this year; our products may not help people hear better or more naturally; we may poorly operate newly acquired businesses; we may lose a large customer or suffer a reduction in orders from a large customer; we must have innovative, technologically superior products to compete effectively; our products, due to their complexity, may contain errors or defects that are only discovered after sales by our customers, thus harming our reputation and business; we may have issues with intellectual property; and we have important international operations, which expose us to a variety of risks including government reimbursement, that could impact sales and operating results. For additional information regarding the risks inherent in our business, please see “Factors That May Affect Future Performance” included in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission.

We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.